Exhibit 5




                              January 31, 1995


Borden, Inc.
180 East Broad Street
Columbus, OH  43215

Dear Sirs:

          In connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the proposed issue and sale by Borden, Inc., a New Jersey corporation (the "Company"), pursuant to Rule 415 under the 1933 Act of debt securities (the "Debt Securities") and preferred stock (the "Preferred Stock" and, together with the Debt Securities, the "Offered Securities"), which Preferred Stock may be issued in the form of depositary shares (the "Depositary Shares"), I, as Senior Vice President and General Counsel for the Company, or my staff, have examined, among other things, the following:

          (a) Copies of the Registration Statement on Form S-3 and exhibits thereto (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about January 31, 1995;

          (b) The Senior Indenture in the form filed as an exhibit to the Registration Statement (the Senior Indenture, including any indenture supplemental thereto, being hereinafter called the "Senior Indenture");

          (c) The Subordinated Indenture in the form filed as an exhibit to the Registration Statement (the Subordinated Indenture, including any indenture supplemental thereto, being hereinafter called the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures");

          (d) The proposed form of Deposit Agreement (the "Deposit Agreement") filed as an exhibit to the Registration Statement; and

          (e) The proposed form of the Underwriting Agreement for the Debt Securities, the Underwriting Agreement for the Preferred Stock (collectively, the "Underwriting Agreements"), the Delayed Delivery Contracts for the Debt Securities and the Delayed Delivery Contracts for the Preferred Stock (collectively, the "Delayed Delivery Contracts"), filed as exhibits to the Registration Statement.

          In addition, I have examined such corporate and other records, certificates and documents and such questions of law as I have considered necessary or appropriate for the purpose of this opinion.









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          For purposes of each of the opinions expressed below, I have assumed the effectiveness of the Registration Statement, the taking of appropriate further corporate action by the Company and the sale and delivery of the Offered Securities against payment therefor at prices and in accordance with the terms set forth in a prospectus constituting part of the Registration Statement and any applicable supplement thereto. For the purpose of the opinion expressed in paragraph 1 and 2 below, I have also assumed the qualification of the Indentures under the Trust Indenture Act of 1939, as amended, and the due execution and delivery of the Indentures by the parties thereto.

          Based upon the foregoing, I am of the opinion that:

          1. Upon the due authorization, execution and delivery of the Indentures by all parties thereto, the Indentures will constitute valid and binding agreements of the Company;

          2. Upon the due execution of the Debt Securities on behalf of the Company and the due delivery of the Debt Securities in accordance with the terms of the Senior Indenture or the Subordinated Indenture, as the case may be, the Debt Securities will constitute valid and binding obligations of the Company entitled to the benefit of the Senior Indenture or the Subordinated Indenture, as the case may be, under which the Debt Securities will be issued;

          3. Upon the filing of an appropriate amendment to the certificate of incorporation of the Company with the Secretary of State of the State of New Jersey and the issuance of the Preferred Stock on behalf of the Company, the Preferred Stock will be validly issued, fully paid and nonassessable; and

          4. Upon execution and delivery of the Deposit Agreement and the issuance of the Depositary Shares in accordance with the terms thereof, the Depositary Shares will be validly issued and will be entitled to the benefits afforded by the Deposit Agreement and will not be subject to assessment of the holders thereof.





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          I consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus included therein. This does not imply or admit that I come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                              Sincerely,


                                /s/ Allan L. Miller
                              -----------------------------
                              Allan L. Miller
                              Senior Vice President and
                              General Counsel